AMENDED AND RESTATED BYLAWS

of

ARMSTRONG WORLD INDUSTRIES, INC.

(A Pennsylvania corporation)

Exhibit 3.1

As in effect on October 2, 2006 and as amended August 5, 2010, July 25, 2014,

December 5, 2017, April 17, 2020, April 19, 2023 and July 24, 2024

ARTICLE I

Certain Definitions; Principal Office; Notices to the Corporation

SECTION 1. Certain Definitions. Unless the context otherwise requires, the following terms when used herein shall have the following meanings:

(a)
"Articles" shall mean the articles of incorporation of the Corporation, as from time to time amended and in effect in accordance with law, and shall include any amendment determining the designation, voting rights, preferences, limitations and special rights of Preferred Shares of the Corporation made by the Board as permitted by law, as then in effect.

(b)
"Beneficial Ownership" shall have the same meaning as provided by Regulation 13D-G under the Exchange Act, as from time to time in effect (and any successor regulation).

(c)
"Board" shall mean the Board of Directors of the Corporation as constituted in accordance with Article III of the Bylaws.

(d)
"Bylaws" shall mean the Bylaws of the Corporation as from time to time amended and in effect in accordance with law. References in the Bylaws to "herein," "hereof" or "hereto," or any like reference, shall refer to the Bylaws (as amended and in effect from time to time) as a whole and not to any specific Article, Section, subsection, paragraph, sentence or clause of the Bylaws unless explicitly provided.

(e)
"Corporation" shall mean Armstrong World Industries, Inc., the Pennsylvania corporation incorporated by the filing of articles of incorporation with the Secretary of State of the Commonwealth of Pennsylvania on December 30, 1891.

(f)
"Effective Time" shall mean the original effective time of these bylaws as provided by Article XI hereof, namely October 2, 2006.

(g)
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time (and any successor statute).
(h)
"Independent Director" shall mean a director who (i) qualifies as an "independent director" within the meaning of the corporate governance listing standards from time to time adopted by the NYSE or Nasdaq, whichever market the Common Shares are listed for trading on at the time (or, if at any time the Common Shares are not listed for trading on either such market, as would be applicable if the Common Shares were then listed on the NYSE) with respect to the composition of the board of directors of a listed company (without regard to any independence criteria applicable under such standards only to the members of a committee of the board of directors) and (ii) also satisfies the minimum requirements of director independence of Rule 10A-3(b)(1) under the Exchange Act (as from time to time in effect), whether or not such director is a member of the audit committee.

(i)
"NYSE" shall mean the New York Stock Exchange.

(j)
"Nasdaq" shall mean the Nasdaq Stock Market.

(k)
"Subsidiary" shall mean any company controlled, directly or indirectly, by the Corporation.

(l)
"Whole Board" shall mean the number of members of the Board at any time if there were then no vacancies on the Board.

SECTION 2. Principal Office; Notices to the Corporation. The principal office of the Corporation shall be at such location in Lancaster, Pennsylvania as the Board shall from time to time determine. All notices to the Corporation required or permitted by the Bylaws may be addressed to the principal office of the Corporation and shall be marked to the attention of the Secretary of the Corporation unless otherwise provided herein.

ARTICLE II

Shareholders' Meetings

SECTION 1. Annual Meetings of Shareholders. An annual meeting of shareholders shall be held in each year on such date and at such time as may be set by the Board (or by an officer of the Corporation authorized to do so by the Board) for the purpose of electing directors and the transaction of such other business as may properly come before the meeting.

SECTION 2. Special Meetings of Shareholders. Special meetings of the shareholders may be called at any time by the Board (or by an officer of the Corporation authorized to do so by the Board). A special meeting of the shareholders may also be called by the holders of at least 20% of the votes that all shareholders are entitled to cast at the particular meeting. In addition, a special meeting of the holders of Preferred Shares or any series thereof for the purpose of electing directors who may be elected by such holders or taking any other action that such holders may take, as provided by the Articles, may be called as provided in the Articles. At any time, upon written request of any person or persons entitled to call and who have duly called a special meeting, it shall be the duty of the Secretary of the Corporation to set the date of the meeting, if such date has not been set by the Board, on a day not more than sixty days after the receipt of the request, and to give due notice of such meeting to the shareholders. If the Secretary of the Corporation shall neglect or refuse to set the date of the meeting and give notice thereof, the person or persons calling the meeting may do so. For purposes of this Article II, Section 2, a request shall be deemed given by a requesting shareholder(s) at such time as (i) the requesting shareholder(s) shall have delivered to the Secretary of the Corporation documentation that demonstrates that such requesting shareholder(s) is the holder of at least 20% of the votes that all shareholders are entitled to cast at the particular meeting and (ii) the Secretary of the Corporation shall have had a period of 15 days following receipt of such documentation (or such lesser period as the Secretary of the Corporation determines is sufficient) to review and establish, to the Secretary of the Corporation's reasonable satisfaction, the adequacy thereof. Not later than 15 days following receipt by the Secretary of the Corporation of the information described in the preceding sentence, the Corporation shall advise the shareholder(s) of any deficiencies in such information. The requesting shareholder(s) may cure such deficiencies within 15 days after receipt of such advice from the Secretary of the Corporation, failing which the request shall be deemed invalid.

SECTION 3. Place and Notice of Meetings of Shareholders. All meetings of shareholders shall be held at the principal office of the Corporation unless the Board (or an officer of the Corporation authorized to do so by the Board) shall decide otherwise, in which case such meetings may be held at such location within or without the Commonwealth of Pennsylvania as the Board may from time to time direct. The Board, in its sole discretion (or an officer of the Corporation authorized to do so by the Board, in his or her sole discretion) may determine that any meeting of shareholders be held solely by means of the Internet or other electronic communications technology in a manner pursuant to which shareholders have the opportunity to read or hear the proceedings of the meeting substantially concurrently with their occurrence, vote on matters submitted to the shareholders, pose questions to the directors of the Corporation, make appropriate motions and comment on the business of the meeting. Written notice of the place, day, and hour of all meetings of shareholders and, in the case of a special meeting, of the general nature of the business to be transacted at the meeting, shall be given to each shareholder of record entitled to vote at the particular meeting either personally or by sending a copy of the notice through the mail or by overnight courier to the address of the shareholder appearing on the books of the Corporation or supplied by such shareholder to the Corporation for the purpose of notice or by other means including electronic means permitted by law. Except as otherwise provided by the Bylaws or by law, such notice shall be given at least 10 days before the date of the meeting by the President, Vice President, or Secretary of the Corporation. A waiver in writing of any written notice required to be given, signed by the person entitled to such notice, whether before or after the time stated, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 4. Nominations by Shareholders of Candidates for Election as Directors. In addition to the nomination by the Board of candidates for election to the Board as hereinafter provided, candidates may be nominated by any shareholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors. The number of nominations by such shareholder shall not exceed the number of directors to be elected at such meeting. Nominations, other than those made by or on behalf of the Board, shall be made in writing and shall be received by the Secretary of the Corporation (i) with respect to an election of directors to be held at an annual meeting of shareholders, not later than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (provided that, if the date of the annual meeting of shareholders is more than 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, the shareholder nomination shall be received within 15 days after the public announcement by the Corporation of the date of the annual meeting of shareholders), and (ii), with respect to an election of directors to be held at a special meeting of shareholders, not later than the close of business on the 15th day following the date on which notice of such meeting is first given to shareholders or public disclosure of the meeting is first made, whichever is earlier. Such nomination shall contain the following information to the extent known to the notifying shareholder:

(a)
the name, age, business address, and residence address of each proposed nominee and of the notifying shareholder;

(b)
the principal occupation of each proposed nominee;

(c)
a representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominee or nominees specified in the notice;

(d)
the class and total number of shares of the Corporation that are beneficially owned by the notifying shareholder and by the proposed nominee and, if such shares are not owned solely and directly by the notifying shareholder and the proposed nominee and any of their respective affiliates, the manner of beneficial ownership;

(e)
whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of each proposed nominee and of the notifying shareholder, or any affiliates or associates of such persons, with respect to stock of the Corporation;

(f)
whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of each proposed nominee and of the notifying shareholder, or any affiliates or associates of such persons, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such persons, or any affiliates or associates of such persons, or to increase or decrease the voting power or pecuniary or economic interest of such persons, or any affiliates or associates of such persons, with respect to stock of the Corporation;

(g)
a description of all arrangements or understandings between the notifying shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying shareholder;

(h)
a description of all compensatory, payment or other financial agreements, arrangements or understandings between each proposed nominee and any person or entity other than the Corporation in connection with or related to the Corporation;

(i)
each proposed nominee’s written representation and agreement that such proposed nominee (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement, (C) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation, and (D) in his or her capacity as a director of the Corporation, if so elected, has a fiduciary duty solely to the Corporation under Pennsylvania law and affirmatively is committed personally to such duty;

(j)
a representation that the notifying shareholder and/or beneficial owner that intends to solicit proxies in support of proposed nominees other than the Corporation’s nominees will, to the extent any such proxies are solicited, (i) solicit proxies from the holders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (ii) include a statement to that effect in its proxy statement and/or the form of proxy, (iii) otherwise comply with Rule 14a-19 promulgated under the Exchange Act and (iv) provide the Secretary of the Corporation not less than 5 days prior to the meeting of shareholders or any adjournment thereof, with reasonable documentary evidence (as determined by the Secretary of the Corporation in good faith) that such notifying shareholder and/or beneficial owner complied with such representations;

(k)
such other information regarding each nominee proposed by such shareholder as would be required to be included in any proxy statement filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board; and

(l)
the consent of each nominee to being named in any proxy statement for the applicable meeting as a nominee and serving as a director of the Corporation if so elected.

The Corporation may request any such proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of the proposed nominee to serve as a director of the Corporation. Within 15 days following the receipt by the Secretary of the Corporation of a shareholder notice of nomination pursuant hereto, the nominating, governance and social responsibility committee shall instruct the Secretary of the Corporation to advise the notifying shareholder of any deficiencies in the notice as determined by the Committee. The notifying shareholder shall cure such deficiencies within 15 days after receipt of such advice. Notwithstanding the foregoing, if a notifying shareholder and/or beneficial owner that intends to solicit proxies in support of proposed nominees other than the Corporation’s nominees no longer intends to solicit proxies in accordance with its representation pursuant to subclause (j) of Article II, Section 4 of these Bylaws, such notifying shareholder and/or beneficial owner shall inform the Corporation of this change by delivering a writing to the Secretary of the Corporation no later than 2 business days after the occurrence of such change. No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the Bylaws. Nominations not made in accordance with the Bylaws may, in the discretion of the presiding officer at the meeting and with the advice of the nominating, governance and social responsibility committee of the Board, be disregarded by the presiding officer and, upon his or her instructions, all votes cast for each such nominee may be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation; the determinations of the presiding officer at the meeting with respect to such matters shall be conclusive and binding upon all shareholders of the Corporation for all purposes.

SECTION 5. Advance Notice of Other Matters to be Presented by Shareholders. At any annual meeting or special meeting of shareholders, only such business as is properly brought before the meeting in accordance with this paragraph may be transacted. To be properly brought before any meeting, any proposed business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) if brought before the meeting by a shareholder, then written notification of such proposed business must have been received by the Secretary of the Corporation from a shareholder of record on the record date for the determination of shareholders entitled to vote at such meeting (i), with respect to business to be proposed at an annual meeting of shareholders, not later than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (provided, that, if the date of the annual meeting of shareholders is more than 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, the notification must have been received within 15 days after the public announcement by the Corporation of the date of the annual meeting of shareholders) and (ii) with respect to business to be proposed at a special meeting of shareholders, not later than the close of business on the 15th day following the date on which notice of such meeting is first given to shareholders or public disclosure of the meeting is made, whichever is earlier. Such shareholder notification shall set forth the nature of and reasons for the proposal in reasonable detail, and shall include the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the special meeting, and, as to the shareholder giving notification, and the beneficial owner, if any, on whose behalf the proposal is being made,

(1)
the name and address of such persons;

(2)
the class and series of all shares of the Corporation that are beneficially owned of record by such persons and any affiliates or associates of such persons;

(3)
the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such persons or any affiliates or associates of such persons, and the number of such shares of stock of the Corporation held by each such nominee holder;

(4)
whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such persons, or any affiliates or associates of such persons, with respect to stock of the Corporation;

(5)
whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such persons, or any affiliates or associates of such persons, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such persons, or any affiliates or associates of such persons, or to increase or decrease the voting power or pecuniary or economic interest of such persons, or any affiliates or associates of such persons, with respect to stock of the Corporation;

(6)
a description of all agreements, arrangements, or understandings (whether written or oral) between or among such persons, or any affiliates or associates of such persons, and any other person or persons (including their names) in connection with or relating to (A) the Corporation or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such persons;

(7)
a representation that the shareholder giving notice intends to appear in person or by proxy at the annual or special meeting to bring such business before such meeting; and

(8)
any other information relating to such persons that would be required to be disclosed in any proxy statement or other filing required to be made in connection with the solicitation of proxies by such persons with respect to the proposed business to be brought by such persons before an annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Within 15 days following receipt by the Secretary of the Corporation of a shareholder notification of proposed business pursuant hereto, the Corporation shall advise the shareholder of any deficiencies in the notification. The notifying shareholder may cure such deficiencies within 15 days after receipt of such advice, failing which the shareholder's notification shall be deemed invalid.

SECTION 6. Quorum for Shareholder Meetings. At any meeting of the shareholders, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast upon a matter shall constitute a quorum for the transaction of business upon such matter, and the shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

SECTION 7. Votes Per Share. Except as otherwise provided in the Articles or by law, every shareholder of record shall have the right, at every shareholders' meeting, to one vote for every share standing in his name on the books of the Corporation. Except as may be explicitly provided for by the Articles with respect to the election of one or more directors by holders of one or more series of Preferred Stock, in the election of directors shareholders shall be entitled to cast for any candidate for election as a director only one vote per share and shall not be entitled to cumulate their votes and cast them for one candidate or distribute them among any two or more candidates.

SECTION 8. Proxies.

(a)
Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. A proxy may be submitted to the Secretary of the Corporation by a shareholder in writing, by telephone, electronically or any other means permitted by law.

(b)
In the event the Corporation receives proxies for disqualified or withdrawn nominees for the Board, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions.

(c)
Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

SECTION 9. Required Vote for Shareholder Action. Except in respect of the election of directors (as to which a plurality vote shall be required) and subject to Section 11 of this Article II, all questions submitted to the shareholders and all actions by the shareholders shall be decided by the affirmative vote of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to vote on the matter, unless otherwise provided by the Articles, the Bylaws or by law. For purposes of this section, in the event that a holder of shares of a class or series that is entitled to vote on a matter is present in person or by proxy at a meeting but is not permitted by reason of a legal disability or by a contractual restriction or otherwise to vote the shares such holder holds on such matter, the shares held by such holder and not so permitted to be voted shall nevertheless be considered entitled to vote and present for purposes of determining the number of votes required for shareholder action.

SECTION 10. Ballots; Judges of Election. Elections for directors need not be by ballot except on demand made by a shareholder at the election and before the voting begins. In advance of any meeting of shareholders, the Board may appoint judges of election who need not be shareholders to act at such meeting or any adjournment thereof, and if such appointment is not made, the chair of any such meeting may, and on request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three and, if appointed at a meeting on request of one or more shareholders or their proxies, the majority of the shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting or at the meeting by the person or officer acting as chair of the meeting. On request of the chair of the meeting or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

SECTION 11. Action Without a Meeting.

(a)
To the fullest extent and in the manner permitted by law, any action required or permitted to be taken at a meeting of the shareholders or of a class or series of shareholders may be taken without a meeting of the shareholders or of such class or series of shareholders upon the consent in writing signed by such shareholders who would have been entitled to vote the minimum number of votes that would be necessary to authorize the action at a meeting at which all the shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation.
(b)
In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 30 days after the date upon which the resolution fixing the record date is adopted by the Board. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date. The Board shall promptly, but in all events within 30 days after the date on which such a request is received, adopt a resolution fixing the record date and the record as so established by the Board shall not be less than 15 days nor more than 30 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board within 30 days of the date on which such a request is received, subject to the shareholder's compliance with Article II, Section 11(c), the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the close of business on the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the Commonwealth of Pennsylvania, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the shareholders are recorded, to the attention of the Secretary of the Corporation. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c)
In addition to the provisions of Article II, Section 11(b) regarding the requirement that a shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall request the Board to fix a record date, in connection with any such authorization of corporate action by written consent, only such nominations of candidates for election as directors (as and to the extent such candidates are permitted to be elected by action by written consent) and other business as is properly the subject of such an action by written consent of shareholders in accordance with this paragraph may be transacted. To be properly the subject of an action by written consent of shareholders, any nominations of candidates for election as directors and other proposed business to be effected by means of such action by written consent must be either (a) specified in the notice of the solicitation of written consents (or any supplement thereto) given by or at the direction of the Board or (b) if to be acted upon at the request of a shareholder of record seeking to have the shareholders authorize or take corporate action by written consent, then written notification of such proposed business must have been received by the Secretary of the Corporation from such shareholder of record not later than the close of business on the 30th day prior to the record date set in accordance with Article II, Section 11(b) for the determination of shareholders entitled to act by written consent in lieu of a meeting with respect to the election of such candidates for director or the taking of such corporate action; provided, however, that (i) if the Board fixes a record date for the determination of shareholders entitled to act by written consent in lieu of a meeting that is less than 30 days after a request therefor is made pursuant to Article II, Section 11(b), then written notification of such proposed business must have been received by the Secretary of the Corporation from such shareholder of record not later than the close of business on the 15th day prior to such record date or (ii) if no such record date is fixed by the Board pursuant to Article II, Section 11(b), then written notification of such proposed business must have been received by the Secretary of the Corporation from such shareholder of record not later than the record date as otherwise established in accordance with Article II, Section 11(b). Such shareholder notification shall (i) to the extent such notification relates to proposed business other than the nomination of candidates for election as directors, set forth (a) the nature of and reasons for the proposal in reasonable detail, and shall include the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and (b) the reasons for conducting such business by action by written consent, (ii) as to the shareholder giving notification, and the beneficial owner, if any, on whose behalf the notification is being made,

(a)
the name and address of such persons;

(b)
the class and series of all shares of the Corporation that are beneficially owned of record by such persons and any affiliates or associates of such persons;

(c)
the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such persons or any affiliates or associates of such persons, and the number of such shares of stock of the Corporation held by each such nominee holder;

(d)
whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such persons, or any affiliates or associates of such persons, with respect to stock of the Corporation;

(e)
whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such persons, or any affiliates or associates of such persons, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such persons, or any affiliates or associates of such persons, or to increase or decrease the voting power or pecuniary or economic interest of such persons, or any affiliates or associates of such persons, with respect to stock of the Corporation;

(f)
a description of all agreements, arrangements, or understandings (whether written or oral) between or among such persons, or any affiliates or associates of such persons, and any other person or persons (including their names) in connection with or relating to (A) the Corporation or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such persons, or any affiliates or associates of such persons; and

(g)
any other information relating to such persons that would be required to be disclosed in any proxy statement or other filing required to be made in connection with the solicitation of proxies by such persons with respect to the proposed business to be brought by such persons before an annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder;

and (iii) to the extent such notification relates to the nomination of candidates for election as directors, set forth the information specified in subclauses (a), (b), (g), (h), (i), (j), (k) and (l) of Article II, Section 4 of these Bylaws. Within 15 days following receipt by the Secretary of the Corporation of a shareholder notification of nominations of candidates for election as directors or other proposed business to be acted on by written consent pursuant hereto, the Corporation shall advise the shareholder of any deficiencies in the notification. The notifying shareholder may cure such deficiencies within 15 days after receipt of such advice, failing which the shareholder's notification shall be deemed invalid. Notwithstanding the foregoing, if a notifying shareholder and/or beneficial owner that intends to solicit proxies in support of proposed nominees other than the Corporation’s nominees no longer intends to solicit proxies in accordance with its representation pursuant to subclause (j) of Article II, Section 4 of these Bylaws, such notifying shareholder and/or beneficial owner shall inform the Corporation of this change by delivering a writing to the Secretary of the Corporation no later than 2 business days after the occurrence of such change.

SECTION 12. Shareholder Participation by Electronic Means. The right of any shareholder to participate in any shareholder meeting by means of conference telephone, the Internet or other electronic means shall be granted solely in the discretion of the Board. Shareholders so participating shall be deemed present at such meeting.

ARTICLE III

The Board of Directors

SECTION 1. Authority of the Board. Except as otherwise provided by law and subject to the provisions of the Articles and the Bylaws, all powers vested by law in the Corporation may be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board which shall be constituted as provided by law, the Articles and the Bylaws.

SECTION 2. Number of Directors. Subject to the provisions of law, the Articles and the

Bylaws, the Board shall consist of not fewer than seven nor more than twelve individuals, the exact number to be set from time to time by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Board, plus such number of additional individuals as may be elected by the holders of Preferred Shares in accordance with the Articles and the Bylaws, provided that no reduction in the number of members shall end the term of office of any director earlier than such term of office would otherwise end.

SECTION 3. Vacancies. Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled by action of the shareholders or the Board, as provided by and subject to applicable law and the Articles.

SECTION 4. Annual Organizational Meeting of the Board. The Board shall hold an annual organizational meeting immediately following the annual meeting of the shareholders at the place thereof, without notice in addition to the notice of the annual meeting of shareholders, or at such other time as soon as practicable after such meeting as the Board shall determine and shall at the annual organizational meeting elect a President, a Secretary and a Treasurer of the Corporation and such other officers of the Corporation as shall be provided by the Bylaws or determined by the Board to be appropriate, shall establish the standing committees of the Board provided by the Bylaws and may take such other action as the Board determines to be appropriate. Officers of the Corporation and standing and other committees of the Board may also be elected at any other time by the Board.

SECTION 5. Other Meetings of the Board. All meetings of the Board, other than the annual organizational meeting, shall be held at the principal office of the Corporation unless the Board (or the person or persons entitled to call and calling the meeting) shall decide otherwise, in which case such meetings may be held at such location within or without the Commonwealth of Pennsylvania as the Board (or the person or persons entitled to call and calling the meeting) may from time to time direct. Regular meetings of the Board shall be held at such time (and place) in accordance with such schedule as the Board shall have determined in advance and no further notice of regular meetings of the Board shall be required. The Independent Directors shall meet periodically without any member of management present and, except as the Independent Directors may otherwise determine, without any other director present to consider the overall performance of management and the performance of the role of the Independent Directors in the governance of the Corporation; such meetings shall be held in connection with a regularly scheduled meeting of the Board except as the Independent Directors shall otherwise determine. Special meetings of the Board may be called by the Chair of the Board (if any), a Vice Chair of the Board (if any), the President or by any two or more directors by giving written notice at least two Business Days in advance of the day and hour of the meeting to each director (unless it is determined by the Chair of the Board (if any), a Vice Chair of the Board (if any) or the President to be exigent under the circumstances for the protection of the interests of the Corporation that the Board meet earlier, in which case no less than twenty-four hours' notice shall be given), either personally or by facsimile, or other means including electronic means permitted by law. Attendance at any meeting of the Board shall be a waiver of notice thereof, unless such lack of notice is protested at the outset of the meeting. If all the members of the Board are present at any meeting, no notice of the meeting shall be required. For purposes hereof, written notice shall include notice provided by e-mail or in other electronic form as long as a documentary copy of such electronic notice may be made.

SECTION 6. Quorum. A majority of the members of the Whole Board shall constitute a quorum for the transaction of business but, if at any meeting a quorum shall not be present, the meeting may adjourn by a majority of those present until such time, from time to time, until a quorum shall be present.

SECTION 7. Telephonic Participation. Directors may participate in a meeting of the Board or a committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

SECTION 8. Chair and Vice Chair of the Board. The Board may, by resolution adopted by a majority of the Whole Board, at any time designate one of its members as Chair of the Board. The Board may, by resolution adopted by the Board, at any time also designate one or more of its members as Vice Chair of the Board. The Chair of the Board shall preside at all meetings of the shareholders. In the absence or unavailability of the Chair of the Board, the Vice Chair of the Board shall preside at meetings of the shareholders and, except as otherwise provided by the Board, in the absence or unavailability of the Vice Chair, the President shall preside at meetings of the shareholders. The Chair of the Board shall preside at the meetings of the Board, shall be responsible for the orderly conduct by the Board of its oversight of the business and affairs of the Corporation and its other duties as provided by law, the Articles and the Bylaws and shall have such other authority and responsibility as the Board may designate. In the absence or unavailability of the Chair of the Board or Vice Chair of the Board, and except as otherwise provided by the Board, the Lead Director, if any, shall preside at meetings of the Board. In the absence or unavailability of a Chair, Vice Chair or Lead Director, the Board shall, by resolution adopted by the Board, designate one of its members to preside at a meeting of the Board. A Vice Chair of the Board shall assist the Chair in the conduct of his duties, including by presiding at meetings of the Board in the absence of the Chair of the Board, and shall have such other authority and responsibility as the Board may designate. A Chair or Vice Chair of the Board shall not be considered an officer of the Corporation unless otherwise provided by the Board.

SECTION 9. Committees of the Board. The Board may, by resolution adopted by a majority of the Whole Board, at any time designate one or more committees, each committee to consist of one or more of the directors of the Corporation, except as otherwise provided by the Bylaws. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to the following provisions of this section, any such committee to the extent provided in such resolution shall have and may exercise any or all of the authority and responsibility of the Board in the management of the business and affairs of the Corporation, except at otherwise provided by law, the Articles or the Bylaws. Except as otherwise provided by the Articles, the Bylaws or action of the Board, a quorum for action by a committee shall be a majority of the members (assuming no vacancy) and action by vote of a majority of the members at a meeting duly called at which a quorum is present shall constitute action by the committee. Each committee shall keep a record of its actions and all material actions taken by a committee on behalf of the Board shall be reported to the full Board periodically. In all other respects, the Board may, by resolution adopted by a majority of the Whole Board, establish rules of procedure for a committee, including designating a member of a committee as its chair. In the absence of the designation by the Board of the chair of a committee or the adoption by the Board of rules of procedure for a committee, the committee shall adopt its own rules of procedure and elect its chair. The Board shall establish standing committees of the Board as provided by the following provisions of this section.

(a)
Audit Committee. The audit committee shall be composed of at least three members of the Board, each of whom shall be an Independent Director, shall not, in relation to the Corporation, be an "affiliated person" as defined in Rule 10A-3 under the Exchange Act (as from time to time in effect) and shall meet such other qualifications for membership on the audit committee as are from time to time required by the listing standards of the NYSE or Nasdaq applicable to the Corporation. The audit committee shall assist the Board in overseeing the Corporation's financial reporting and shall have such authority and responsibility as is provided in the committee's charter (as hereinafter provided for) and, subject thereto, as is normally incident to the functioning of the audit committee of a publicly-traded company and shall perform the other functions provided to be performed by it by the Bylaws and such other functions as are from time to time assigned to it by the Board.

(b)
Management Development and Compensation Committee. The management development and compensation committee shall be composed of at least three members of the Board, each of whom shall be an Independent Director and shall meet such other qualifications as may be necessary to qualify as a non-employee director under Rule 16b-3 under the Exchange Act (as from time to time in effect). No member of the committee shall be eligible to participate in any compensation plan or program of the Corporation or any Subsidiary of the Corporation that is administered or overseen by the committee. The management development and compensation committee shall assist the Board in overseeing the compensation of the Corporation's officers, the Corporation's employee stock option or other equity-based compensation plans and programs and the Corporation's management compensation policies and shall have such authority and responsibility as is provided in the committee's charter (as hereinafter provided for) and, subject thereto and subject to other direction of the Board, as is normally incident to the functioning of the management compensation committee of a publicly-traded company and shall perform the other functions provided to be performed by it by the Bylaws and such other functions as are from time to time assigned to it by the Board. Unless reviewed and, if necessary, approved by the committee, the Corporation shall not cause or permit any Subsidiary of the Corporation to pay or grant any compensation to any officer or employee of the Corporation which, if paid or granted by the Corporation, would require review or approval of the committee.

(c)
Nominating, Governance and Social Responsibility Committee. The nominating, governance and social responsibility committee shall be composed of at least three members of the Board, each of whom shall be an Independent Director and the appointment of each of whom shall require the affirmative vote of a majority of the Independent Directors at the time. The nominating, governance and social responsibility committee (i) shall have authority and responsibility to recommend to the Board for approval the candidates to be recommended by the Board to the shareholders for election as directors of the Corporation or to be elected by the Board to fill a vacancy on the Board, who shall be such as to cause, if such candidates are elected, the composition of the Board to satisfy the requirements of the Articles regarding director independence and the requirements of this section, (ii) shall advise the Board on its policies and procedures for carrying out its responsibilities and on the Corporation's policies and procedures respecting shareholder participation in corporate governance and (iii) shall have such authority and responsibility as is provided in the committee's charter (as hereinafter provided for) and, subject thereto and subject to other direction of the Board, as is normally incident to the functioning of the nominating or governance committee of a publicly- traded company and (iv) shall perform the other functions provided to be performed by it by the Bylaws and such other functions as are from time to time assigned to it by the Board.

(d)
Finance Committee. The finance committee shall be composed of at least three members of the Board, each of whom shall be an Independent Director and the appointment of each of whom shall require the affirmative vote of a majority of the Independent Directors at the time. The finance committee (i) shall assist the Board in its oversight of the financial management of the Corporation, including material and strategic financial matters, (ii) shall have such authority and responsibility as is provided in the committee's charter (as hereinafter provided for) and, subject thereto and subject to other direction of the Board, as is normally incident to the functioning of the finance committee of a publicly- traded company and (iii) shall perform the other functions provided to be performed by it by the Bylaws and such other functions as are from time to time assigned to it by the

Board.

(e)
Committee Charters. The Board, by majority vote of the Whole Board, shall approve a charter describing the purposes, functions and responsibilities of each standing committee of the Board. Each standing committee of the Board shall prepare and recommend to the Board for its approval the committee's charter and shall, at least annually, review and report to the Board on the adequacy thereof. In addition to and without limiting the provisions of paragraphs (a) through (c) of this section, each standing committee of the Board shall have the authority and responsibility provided by its Board-approved charter, subject to further action by the Board, and no further authorization of the Board shall be necessary for actions by a committee within the scope of its charter. Any other committee of the Board may likewise prepare and recommend to the Board a charter for the committee and shall have the authority and responsibility provided by its Board-approved charter.

(f)
Committee Advisors and Resources. Each standing committee of the Board shall have the authority to retain, at the Corporation's expense, such legal and other counsel and advisors as it determines to be necessary or appropriate to carry out its responsibilities within the scope of its charter. Each other committee of the Board shall have like authority to the extent provided by its charter or otherwise authorized by the Board. The Corporation shall pay the compensation of the independent auditor of the Corporation for all audit services, as approved by the Audit Committee, without need for further authorization.

SECTION 10. Director Compensation. The Board may set the compensation of directors as permitted by law.

ARTICLE IV

Officers

SECTION 1. Officers Generally. The Board shall designate a President, one or more Vice Presidents, a Treasurer, a Secretary and a General Counsel and shall designate an officer as chief financial officer and an officer as chief accounting officer and may designate such other officers, with such titles, authority and responsibility (including Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries), as the Board considers appropriate for the conduct of the business and affairs of the Corporation. Any two or more offices may be held by the same individual. Unless sooner removed by the Board, all officers shall hold office until the next annual meeting of the Board and until their successors shall have been elected. Any officer may be removed from office at any time, with or without cause, by action of the Board.

SECTION 2. President. The President shall be the chief executive officer of the Corporation, shall have general supervision of the business and affairs and all other officers of the Corporation (except that, if there is a Chair of the Board or a Vice Chair of the Board who is considered an officer of the Corporation, the President shall play only such supervisory role with respect thereto as is provided by the Board) and, subject to the direction of the Board, shall have the authority and responsibility customary to such office. In the absence or unavailability of a Chair of the Board or Vice Chair of the Board, and except as otherwise provided by the Board, the President shall preside at meetings of the shareholders.

SECTION 3. Vice Presidents; Operation or Division Presidents. The Board may elect one or more Vice Presidents, with such further titles (including designation as President of a division or operation of the Corporation) and with such authority and responsibility as the Board may determine.

In the absence or disability of the President, his duties shall be performed by one or more Vice Presidents or Operation or Division Presidents as designated by the Board.

SECTION 4. Chief Financial Officer; Controller. The Board shall designate an officer as the chief financial officer of the Corporation, who shall have general supervision of the financial affairs of the Corporation, such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office. In the absence or disability of the chief financial officer, his or her duties may be performed by any other officer designated by him or her, by the President or by the Board. The Board shall also designate an officer as the Controller of the Corporation, who shall be the chief accounting officer of the Corporation (and may be the same as or different from the chief financial officer). The Controller shall have general supervision of the books and accounts of the Corporation, such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office. In the absence or disability of the chief accounting officer, his or her duties may be performed by any other officer designated by him or her, by the President or by the Board.

SECTION 5. Treasurer. The Treasurer (who may be the same as or different from the chief financial officer and/or the chief accounting officer) shall have supervision and custody of all funds and securities of the Corporation and keep or cause to be kept accurate accounts of all money received or payments made by the Corporation, and shall have such other authority and responsibility as provided by the Bylaws or as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office. The Treasurer shall be ex-officio, and have the authority and responsibility of, an Assistant Secretary.

SECTION 6. General Counsel. The Board shall designate a General Counsel for the Corporation, who shall be the Corporation's chief legal officer and shall have general supervision of the legal affairs of the Corporation and such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office.

SECTION 7. Secretary. The Secretary of the Corporation shall have custody of the minutes of the meetings of the Board, its committees and the shareholders, of the Articles as amended and the Bylaws as amended and such other records of the Corporation as respect its existence and authority to conduct business, shall have such other authority and responsibility as provided by the Bylaws or as the Board may designate and, subject thereto, the authority and responsibility customary to such office. The Secretary of the Corporation shall send out notices of meetings of the Board and shareholders as required by law or the Bylaws. The Secretary of the Corporation shall attend and keep the minutes of the Board except as the Board may otherwise designate. The Secretary of the Corporation shall be ex-officio, and have the authority and responsibility of, an Assistant Treasurer.

SECTION 8. Assistant Treasurers; Assistant Secretaries. In the absence or disability of the Secretary of the Corporation, his or her duties may be performed by an Assistant Secretary. In the absence or disability of the Treasurer, his or her duties may be performed by an Assistant Treasurer. Such assistant officers shall also have such authority and responsibility as may be assigned to them by the Board.

SECTION 9. Bonded Officers and Employees. Such officers and employees of the Corporation as the Board shall determine shall give bond for the faithful discharge of their duties in such form and for such amount and with such surety or sureties as the Board shall require. The expense of procuring such bonds shall be borne by the Corporation.

ARTICLE V

Limitation on Directors' Personal Liability; Indemnification of Directors, Officers, Employees and Agents

SECTION 1. Limitation on Directors' Personal Liability. A director of the Corporation shall not be personally liable for monetary damages for any action taken or failure to take any action unless the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director

(i)
for any responsibility or liability of such director pursuant to any criminal statute, or
(ii)
for any liability of a director for the payment of taxes pursuant to local, state or federal law.

SECTION 2. Indemnification of Directors, Officers, Employees and Agents.

(a)
Indemnification of Directors and Officers. The Corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to or otherwise involved in (as a witness or otherwise) an action, suit or proceeding (whether civil, criminal, administrative, legislative or investigative, and whether by or in the right of the Corporation or otherwise asserted) by reason of the fact that the person

(i)
is or was a director or officer of the Corporation or

(ii)
while a director or officer of the Corporation, either

(A)
serves or served as a director, officer, partner, member, trustee, employee or agent of any subsidiary of the Corporation or other related enterprise at the request of the Corporation or in connection with a related employee benefit plan of the Corporation, any subsidiary of the Corporation or any such enterprise,

(B)
serves or served as a director, officer, partner, member, trustee, employee or agent of any other unrelated enterprise (including any charitable organization) in furtherance of the interests of, and at the specific written request of the Corporation, or in connection with a related employee benefit plan of such enterprise, against any expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in defending or responding to any such pending or threatened action, suit or proceeding (including any incurred in connection with any actions brought by or in the right of the Corporation). A resolution or other action by the Corporation or subsidiary electing, nominating or proposing a person to a position referred to in this subsection 2(a) shall constitute a specific written request of the Corporation sufficient for the purposes of this Section. Upon written request of a person claiming to be entitled to indemnification hereunder and specifying the expenses, judgments, fines and amounts paid in settlement against which indemnity is sought, the Corporation shall, as soon as practicable and in any event within 90 days of its receipt of such request, make a determination, in such manner as is required by law, as to the entitlement of such person to indemnification against such expenses as provided by this subsection 2(a). Such a determination, however, shall not be conclusive as to such person's entitlement to indemnification pursuant to this subsection 2(a) and such person may seek to enforce an entitlement to indemnification pursuant to this subsection 2(a) by appropriate proceedings in any court of competent jurisdiction by showing that, notwithstanding such determination, such person satisfied the standard of conduct required by law to be satisfied in order for such person to be entitled to indemnification from the Corporation as permitted by law.

(b)
Advancement of Expenses. Expenses reasonably incurred by a person referred to in subsection 2(a) above in defending or responding to a civil, criminal, administrative, legislative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount to the extent it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation against such expenses or, in the case of a criminal action in which a judgment has been entered against such person, the Board so determines.

(c)
Indemnification of Employees and Agents. The Corporation may, upon authorization by the Board, the President or any other officer designated by the Board, indemnify, or agree to indemnify, and advance expenses to any person who is or was an employee or agent of the Corporation or any subsidiary of the Corporation to the same extent (or any lesser extent) to which it may indemnify and advance expenses to a director or officer of the Corporation in accordance with subsection 2(b) above.

(d)
Non-Exclusivity. The right to indemnification and advancement of expenses conferred in this Section shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any agreement, vote of shareholders or directors or otherwise, the Corporation having the express authority to enter such agreements or make other provision for the indemnification of and advancement of expenses to any or all of its representatives as the Board deems appropriate, including corporate policies and the creation of one or more funds or equivalent guarantees for indemnity payments and or expense advancements to present or future indemnified persons.

(e)
Continuing Contractual Rights. The right to indemnification and the advancement of expenses provided in this Section shall be a contract right, shall continue as to a person who has ceased to serve in the capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person. Expenses reasonably incurred by a person in successfully enforcing a right to indemnification or advancement of expenses provided to such person by, or as permitted by, this Section 2 shall be paid by the Corporation.

SECTION 3. No Retroactive Amendment. No amendment, alteration or repeal of this Article V, nor the adoption of any provision inconsistent with this Article V, shall adversely affect any limitation on the personal liability of a director or officer, or the rights of a person to indemnification and advancement of expenses, existing at the time of such amendment, modification or repeal, or the adoption of such an inconsistent provision.

ARTICLE VI

Seal

The Corporation shall have a seal that shall contain the words "Armstrong World Industries,

Inc." and may be affixed to documents of the Corporation as prima facie evidence of the act of the Corporation to the extent provided by law.

ARTICLE VII

Share Certificates and Transfers

SECTION 1. Form of Share Certificates. Shares of the Corporation may be represented by certificates or may be uncertificated, but shareholders shall be entitled to receive share certificates representing their shares as provided by law. Share certificates shall be in such form as the Board may from time to time determine and shall be signed by the President or one of the Vice Presidents and countersigned by the Treasurer or an Assistant Treasurer or the Secretary of the Corporation or an Assistant Secretary and embossed with the seal of the Corporation or, if not so signed and sealed, shall bear the engraved or printed facsimile signatures of the officers authorized to sign and the engraved or printed facsimile of the seal of the Corporation. The death, incapacity, resignation or removal of an officer who signed or whose facsimile signature appears on a share certificate shall not affect the validity of the share certificate.

SECTION 2. Transfers of Record. The shares of the Corporation shall, upon the surrender and cancellation of the certificate or certificates representing the same, be transferred upon the books of the Corporation at the request of the holder thereof, named in the surrendered certificate or certificates, in person or by his legal representatives or by his attorney duly authorized by written power of attorney filed with the Corporation or its transfer agent. In case of loss or destruction of a certificate of stock, another may be issued in lieu thereof in such manner and upon such terms as the Board shall authorize.

SECTION 3. Record Dates. The Board may set a time, not more than 90 days prior to the date of any meeting of the shareholders, or the date set for the payment of any dividend or distribution or the date for the allotment of rights, or the date when any change or conversion or exchange of shares stock will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares of the Corporation. In such case, only such shareholders as shall be shareholders of record on the date so set shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of shares of the Corporation on the books of the Corporation after any record date set as aforesaid.

ARTICLE VIII

Fiscal Year; Financial Statements

The fiscal year of the Corporation shall end on the 31st day of December. Without limiting any other financial reporting obligation the Corporation may have, the Board shall mail or otherwise cause to be sent to the shareholders, within 120 days after the close of each fiscal year, financial statements which shall include a balance sheet as of the end of such year, together with a statement of income and expense for such year, prepared so as to present fairly the financial condition and results of its operations of the Corporation in accordance with generally accepted accounting principles. Such financial statements shall have been audited in accordance with generally accepted auditing standards by a firm of independent certified public accountants and shall be accompanied by such firm's opinion as to the fairness of the presentation thereof.

ARTICLE IX

Forum for Adjudication of Certain Disputes

Unless the Corporation consents in writing to the selection of an alternative judicial forum (an “Alternative Forum Consent”), the sole and exclusive judicial forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting or alleging any claim of breach of a fiduciary duty owed by any director, officer, shareholder, employee or agent of the Corporation to the Corporation or the Corporation's shareholders, (iii) any action asserting or alleging any claim against the Corporation or against any director, officer, shareholder, employee or agent of the Corporation arising pursuant to, or involving any application, interpretation, enforcement or determination of validity of, any provision of the Pennsylvania Associations Code, the Business Corporation Law of the Commonwealth of Pennsylvania, the Articles of Incorporation of the Corporation or these Bylaws (as any of the foregoing may be amended and in effect from time to time), or (iv) any action asserting or alleging any claim against the Corporation or against any director, officer, shareholder, employee or agent of the Corporation governed by or involving the internal affairs doctrine of the Commonwealth of Pennsylvania; shall in each such instance, be a state court located within Lancaster County, Pennsylvania or, if no state court located within Lancaster County has jurisdiction over any such case or proceeding, the U.S. federal district court for the Eastern District of Pennsylvania, in each such case, unless such state or federal courts, as applicable, have dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Without limiting any of the foregoing, nothing contained in this Article IX is intended to limit, determine or address the merits or substance of any action or proceeding (including, whether any action or proceeding should be commenced or maintained against the Corporation or against any of the Corporation’s directors, officers, shareholders, employees or agents, or whether any particular type or form of remedy or relief should be sought or is available against the Corporation or against any of its directors, officers or employees), but instead, the provisions of this Article IX are solely procedural in nature and govern only the exclusive location, forum and venue for the commencement of actions and proceedings expressly enumerated in clauses (i) through (iv) of the immediately preceding sentence. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article IX with respect to any current or future actions or claims.

ARTICLE X

Amendments

The Bylaws, as from time to time in effect, may be amended, modified or repealed, in whole or in part, at any time and from time to time in any respect by either (i) the shareholders, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the matter, or (ii) by the Board, by the affirmative vote of a majority of the Whole Board, in either case except as otherwise provided by law or by the Articles or by Section 2 of this Article of the Bylaws (as in effect at the Effective Time).

ARTICLE XI

Effective Time

The foregoing Bylaws were originally adopted before the Effective Time by action of the sole shareholder of the Corporation and became effective upon the filing with the office of the Secretary of State of the Commonwealth of Pennsylvania of Amended and Restated Articles of Incorporation of the Corporation and the effectiveness of such Amended and Restated Articles of Incorporation in accordance with law on October 2, 2006 (the "Effective Time").